EXHIBIT 99.1

1-800-PETMEDS AND BETTY WHITE TEAM UP TO PROMOTE PET HEALTH

Pompano Beach, Florida, January 3, 2007 - Beginning this week, PetMed Express, Inc., d/b/a 1-800-PetMeds (NASDAQ:PETS) will feature America's Sweetheart Betty White in its new 2007 advertising campaign, including new commercials airing nationally. Betty speaks to pet owners from her home about the value of using flea, tick and heartworm medications year-round which is important to protect pets from skin irritations, allergies and diseases.

"Being well known as an animal lover and advocate for animal rights, Betty White is the perfect spokesperson," said Mendo Akdag, CEO and President of PetMed Express, Inc. "We are pleased to have Betty help educate pet owners on keeping their pets healthy through 1-800-PetMeds where they can purchase their pets' medications conveniently and at a savings. We invite everyone to preview our new commercial at our website, http://www.1800PetMeds.com/videos.asp."
         -------------------------------------

Betty White has had a lifelong interest in animals and she serves on the Morris Animal Foundation, a national research oriented group dedicated to improving the health of companion animals. In addition, Betty White is the author of the book, "Betty White's Pet Love" - how animals take care of us. As an Emmy award winning actress, Betty
White's fondly remembered shows include "The Mary Tyler Moore Show" and "The Golden Girls." Recently, she has made guest appearances on "The Bold and The Beautiful" and "Boston Legal."

Founded in 1996, PetMed Express is America's Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.
                                       -------------------

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operation in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2006. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

                               ###
                     Exhibit 99.1 Page 1 - 1